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                             CUC INTERNATIONAL INC.

PROXY

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
               SPECIAL MEETING OF STOCKHOLDERS ON OCTOBER 1, 1997

   The undersigned stockholder of CUC International Inc. ("CUC") hereby appoints Walter A. Forbes and Cosmo Corigliano, and each of them individually, with full power of substitution, the proxy of the undersigned, to vote all shares of Common Stock, par value $.01 per share, of CUC ("CUC Common Stock") which the undersigned is entitled, in any capacity, to vote at the Special Meeting of Stockholders to be held on October 1, 1997 and any and all adjournments or postponements thereof (the "Special Meeting"), with all powers the undersigned would possess if personally present, as follows:

   This proxy, if properly executed and returned, will be voted in accordance with the instructions appearing on the Proxy and at the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS STATED AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

   If this card is addressed to you as a participant in the Savings Investment Plan of CUC (the "Plan"), this card will provide voting instructions to the Trustee of the Plan with respect to those shares of CUC Common Stock held for you in the Plan. In order to provide effective instructions to the Trustee, you must complete, sign and return this card to the transfer agent in the enclosed envelope in time to be received by the transfer agent NO LATER THAN NOON ON SEPTEMBER 26, 1997. The transfer agent will forward your instructions to the Trustee of the Plan and such instructions will be carried out in accordance with the terms of the Plan. After September 26, 1997, these instructions cannot be revoked and you may not vote shares of CUC Common Stock held for you in the Plan in person at the Special Meeting. If you have shares of CUC Common Stock credited to your account in the Plan and also own other shares of CUC Common Stock, you may receive separate proxy cards for shares credited to your account in the Plan and any other shares that you own. Please complete, sign and return all such proxy cards to register your voting instructions for all shares owned by your or held for your benefit in the Plan. You may vote shares owned by you, other than shares credited to your account in the Plan, at the Special Meeting if you so choose.

           (Continued, and to be signed and dated on reverse side)

                              FOLD AND DETACH HERE
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 X
                                                         PLEASE MARK YOUR [X]
                                                         VOTES AS IN THIS
                                                                 EXAMPLE.

1. To approve and adopt the Agreement and Plan of Merger, dated as of May 27, 1997, between CUC and HFS Incorporated ("HFS"), pursuant to which HFS will be merged with and into CUC, with CUC being the surviving corporation in the merger (the "Merger") and changing its name to Cendant Corporation. Approval of this proposal will also constitute approval of the transactions contemplated by the Merger Agreement, including the Merger, the issuance of shares of CUC Common Stock to HFS stockholders pursuant to the Merger Agreement and the amendment and restatement of CUC's Amended and Restated Certificate of Incorporation at the time of the Merger.

                 FOR          AGAINST           ABSTAIN
                 [ ]            [ ]               [ ]

2. To approve a new stock option and restricted stock plan for the directors, officers and key employees of CUC following consummation of the Merger, which plan shall become effective only upon consummation of the Merger.

                 FOR          AGAINST           ABSTAIN
                 [ ]            [ ]               [ ]

3. In their discretion, to vote upon all matters incident to the conduct of the Special Meeting and such others matters as may properly come before the Special Meeting or any adjournments or postponements thereof.


                         THE BOARD OF DIRECTORS OF CUC
                               RECOMMENDS A VOTE
                                FOR APPROVAL OF
                              THE STATED PROPOSALS

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT/PROSPECTUS DATED AUGUST 28, 1997 RELATING TO THE SPECIAL MEETING.

Date
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Signature


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Signature if held jointly

Note: Please sign this proxy exactly as name appears herein. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE whether or not you expect to attend the Special Meeting. You may nevertheless vote in person if you do attend.

                              FOLD AND DETACH HERE